Exhibit 10.37

EXECUTION VERSION

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made as of August 17, 2018 by and among Avista Healthcare Public Acquisition Corp., a Cayman Islands exempted company (the “Company”) and the lenders listed in Schedule A to this Agreement (each a “Lender” and, collectively, the “Lenders”). Capitalized terms used but otherwise undefined herein shall have the meaning ascribed to such terms in the Merger Agreement (as defined below).

WITNESSETH

WHEREAS, concurrently herewith, the Company is entering into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among the Company, Organogenesis Inc., a Delaware corporation (“Organogenesis”), and Avista Healthcare Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which Organogenesis will merge with and into Merger Sub, with Organogenesis as the surviving corporation (the “Merger”);

WHEREAS, concurrently with the Company’s entry into the Merger Agreement, Organogenesis is consummating an equity financing in an aggregate amount of $46,000,000 and immediately prior the Closing of the Merger, the Company will consummate an equity financing in an aggregate amount of $46,000,000 (the “PIPE”) with certain investors (the “PIPE Investors”) in accordance with the terms of a Subscription Agreement (the “Subscription Agreement”);

WHEREAS, pursuant to the terms of the Subscription Agreement, the PIPE Investors will be afforded registration rights with respect to the shares of the Company’s capital stock purchased in the PIPE;

WHEREAS, Organogenesis borrowed funds from the Lenders pursuant to one or more of the following: (i) that certain Second Amended and Restated Term Loan Agreement dated as of October 15, 2010 by and among Organogenesis, Alan Ades, Albert Erani and Glenn Nussdorf; (ii) that certain Amended and Restated Working Capital Loan Agreement dated as of October 15, 2010 by and among Organogenesis, Alan Ades, Albert Erani, Glenn Nussdorf, Dennis Erani, Organo PFG LLC and Organo Investors LLC; (iii) that certain Amended and Restated Subordinated Loan Agreement dated as of October 15, 2010 by and among Organogenesis, Alan Ades, Albert Erani, Glenn Nussdorf, Dennis Erani, Organo PFG LLC and Organo Investors LLC (collectively, (i), (ii) and (ii), the “2010 Loans”); (iv) that certain Additional Financing Agreement dated as of June 19, 2013 by and between Organogenesis, 65 Dan Road SPE, 85 Dan Road Associates, LLC and 275 Dan Road SPE, LLC (the “Real Estate Loans”); (v) that certain Loan and Security Agreement dated as of July 1, 2015 by and among Organogenesis, Alan Ades, Albert Erani, Dennis Erani, Glenn Nussdorf and Organo PFG LLC, as amended by that certain Amendment to Loan and Security Agreement dated as of November 20, 2015 (the “2015 Loans”); (vi) that certain Securities Purchase Agreement dated as of April 12, 2016 among the Company and Alan Ades, Dennis Erani and Glenn Nussdorf (the “2016 Loans”); (vii) that certain Loan Agreement dated as of March 1, 2018 among Organogenesis and Alan Ades, Albert Erani and Glenn Nussdorf; and (viii) that certain Loan Agreement dated as of May 23, 2018 among Organogenesis and Alan Ades, Albert Erani and Glenn Nussdorf (collectively, (vii) and (viii), the “2018 Loans” and together with the 2010 Loans, the Real Estate Loans, the 2015 Loans and the 2016 Loans, the “Insider Loans” and each, an “Insider Loan”);

WHEREAS, the aggregate principal amount loaned to Organogenesis by each Lender under the Insider Loans is set forth under the Column “Total Principal Amount” in Schedule A to this Agreement and the aggregate principal amount of all Insider Loans is $67,746,347.00 (the “Aggregate Total Debt”); and

WHEREAS, the Company and the Lenders desire that, in connection with the Closing, (i) a portion of the Aggregate Total Debt shall convert into an aggregate of 6,502,679 shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Common Stock”), based on a conversion price of $7.035 per share, as set forth in Schedule A (ii) a portion of the Aggregate Total Debt shall be paid in cash as set forth in Schedule A and (iii) the Company shall pay to the Lenders in cash the accrued but unpaid interest on the Insider Loans through and including the Closing and any fees on the Insider Loans (the “Accrued Interest and Fees”).

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.

Each Lender confirms that Schedule A accurately reflects the Total Principal Amount for such Lender. Subject to and in accordance with the terms and conditions set forth in this Agreement, simultaneously with the Closing, (i) a portion of the Total Principal Amount for each Lender as set forth next to such Lender’s name in Schedule A shall be converted into shares of Common Stock (the “Converted Shares”), based upon a conversion price per share of Common Stock equal to $7.035, and the Company shall issue such number of Converted Shares in the name of each Lender as set forth next to such Lender’s name in Schedule A (the “Principal Conversion”), (ii) the Company shall pay in cash to each Lender the portion of the Total Principal Amount for each Lender set forth in Schedule A (the “Principal Payment”) and (iii) the Company shall pay in cash to the Lenders the Accrued Interest and Fees (the “Interest and Fees Payment”).

2.

The rights, privileges and preferences of the Converted Shares shall be those ascribed to the Common Stock in the Company’s certificate of incorporation, bylaws or any other charter document of the Company, as shall be in effect from time to time.

3.

Each of the Lenders agrees and acknowledges that, upon the Principal Conversion, the Principal Payment and the Interest and Fees Payment pursuant to Section 1 of this Agreement, (i) all obligations of Organogenesis (and all other obligors and guarantors, if any, under the Insider Loans) under and in connection with the Insider Loans shall be deemed paid in full, satisfied and discharged, (ii) all of the guaranties by any and all guarantors under or in connection with the Insider Loans shall automatically terminate and have no further force or effect, (iii) the Insider Loans and all documents, instruments or other agreements entered into or delivered in connection therewith shall automatically terminate and have no further force or effect, except in each case with respect to those provisions that are specified in the Insider Loans or any such other document, instrument or agreement as surviving that respective agreement’s termination or the repayment of the obligations under the Insider Loans and (iv) all security interests in connection with such Insider Loans are hereby automatically released. In furtherance of the foregoing, each

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Lender agrees and acknowledges that the Company or Organogenesis (or their respective designees) may complete any necessary filings in connection with the release of such liens or other security interests. Each Lender agrees to, from and after the time following the Principal Conversion, the Principal Payment and the Interest and Fees Payment pursuant to Section 1 of this Agreement, do all reasonable things, presently or in the future, which may be reasonably requested by Organogenesis and/or the guarantors of the obligations under the Insider Loans to effect and evidence of the release of the security interests and liens referred to in this Section 3, including, without limitation, the delivery and authorization of UCC-3 termination statements and any other release documents, subject in each case to reimbursement by Organogenesis and/or the applicable guarantors of all reasonable and documented out-of-pocket expenses incurred by each Lender in connection with the actions described in this Section 3.

4.

Each Lender, for such Lender and on behalf of such Lender’s members, managers, directors, officers, employees, successors, assigns, agents and representatives, and the affiliates, successors and assigns of each of the foregoing (collectively, “Releasors”), hereby releases and forever discharges the Company, Organogenesis and their respective members, managers, shareholders, directors, officers, employees, agents, and representatives, and the affiliates, successors and assigns of each of the foregoing (collectively, “Company’s Releasees”), from any and all claims, demands, damages, debts, losses, actions, or causes of action of any kind whatsoever, known or unknown, accrued or to accrue, which any Releasor could assert against any Company’s Releasee with respect to any matter, related to or arising from the Insider Loans, the conversion of such Lender’s Total Principal Amount into Common Stock and the repayment in cash to the Lenders of the Accrued Interest, irrespective of whether such claims arise out of contract, tort, violation of laws or regulations, legal or equitable or otherwise; provided, however, that such release shall not apply to the Company’s Releasees’ obligations under this Agreement.

5.	The Company is hereby deemed to make the same representations and warranties to each Lender as are set forth in Section 3 of the Subscription Agreement.

6.	Each Lender hereby represents and warrants severally and not jointly to the Company as follows:

a.

Requisite Power and Authority. Lender has all necessary power and authority to execute and deliver this Agreement and to carry out its provisions. All action on Lender’s part required for the lawful execution and delivery of this Agreement have been taken. Upon Lender’s execution and delivery, this Agreement will be a valid and binding obligation of Lender, enforceable against such Lender in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights.

b.

Not Registered. Lender understands that the Converted Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Lender also understands that the Converted Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Lender’s representations contained in this Agreement.

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c.

Lender Bears Economic Risk. Lender has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of Lender’s investment in the Company and has the capacity to protect Lender’s own interests. Lender must bear the economic risk of this investment indefinitely unless the Converted Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Lender understands that even if the Converted Shares are registered pursuant to the Securities Act, there may not be an active market for the Converted Shares. Lender also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Lender to transfer all or any portion of the Converted Shares under the circumstances, in the amounts or at the times Lender might propose.

d.	Acquisition for Own Account. Lender is acquiring the Converted Shares for Lender’s own account for investment only, and not with a view towards their distribution.

e.

Lender Can Protect Lender’s Interest. Lender represents that by reason of Lender’s, or of Lender’s management’s, business or financial experience, Lender has the capacity to protect Lender’s own interests in connection with the transactions contemplated in this Agreement. Further, Lender is aware of no publication of any advertisement in connection with the transactions contemplated by this Agreement.

f.	Accredited Investor. Lender represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

g.

Company Information. Lender has received and read the applicable financial statements of the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Lender has also had the opportunity to ask questions of and receive answers from, the Company and Lender’s management regarding the terms and conditions of this investment.

h.

Rule 144. Lender acknowledges and agrees that the Converted Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Lender has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the

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availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and, in certain circumstances, the number of shares being sold during any three-month period not exceeding specified limitations.

i.

Residence. If Lender is an individual, then Lender resides in the state or province identified in the address of Lender set forth on Schedule A; if Lender is a partnership, corporation, limited liability company or other entity, then the office or offices of Lender in which Lender’s investment decision was made is located at the address or addresses of Lender set forth on Schedule A.

j.

Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Lender for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Lender.

k.

Independent Investment Decision. Such Lender has independently evaluated the merits of Lender’s decision to purchase Converted Shares pursuant to this Agreement. Such Lender understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to Lender in connection with the purchase of the Converted Shares constitutes legal, tax or investment advice. Such Lender has consulted such legal, tax and investment advisors as it, in Lender’s sole discretion, has deemed necessary or appropriate in connection with Lender’s purchase of the Converted Shares. Neither such inquiries nor any other investigation conducted by or on behalf of such Lender or Lender’s representatives or counsel shall modify, amend or affect such Lender’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in this Agreement.

l.

Reliance on Exemptions. Such Lender understands that the Converted Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Lender’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Lender set forth herein in order to determine the availability of such exemptions and the eligibility of such Lender to acquire the Converted Shares.

m.

No Governmental Review. Such Lender understands that no governmental authority has passed on or made any recommendation or endorsement of the Converted Shares or the fairness or suitability of the investment in the Converted Shares nor has any such authority passed upon or endorsed the merits of the offering of the Converted Shares.

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7.

Registration Rights. At or prior to the Closing, the Company and the Lenders shall execute and deliver a Registration Rights Agreement, substantially in the form annexed hereto as Exhibit A pursuant to which, among other things, the Company will register for resale under the Securities Act the shares of the Common Stock to be issued to the Lenders pursuant to this Agreement in the circumstances specified therein.

8.

The amounts set forth opposite each Lender’s name on Schedule A in the columns entitled: “Total Principal Amount paid in cash,” “Total Principal Amount converted into Converted Shares” and “Converted Shares issued upon conversion” may be modified at any time prior to the date that is 3 business days prior to the Closing of the Merger pursuant to a written instrument signed by Alan Ades, Albert Erani and Glenn Nussdorf; provided, however, that (i) such written instrument must be promptly delivered to the Company no later than 2 business days prior to the Closing of the Merger and (ii) the amounts listed in the “Total” row on Schedule A in the columns entitled: “Total Principal Amount paid in cash,” “Total Principal Amount converted into Converted Shares” and “Converted Shares issued upon conversion” shall not be modified.

9.

This Agreement, together with the other agreements referenced herein, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the Insider Loans, including the Principal Conversion, the Principal Payment and the Interest and Fees Payment; (b) is not intended to confer upon any other persons any rights or remedies hereunder, except as hereinafter provided; (c) shall be binding on the parties hereto and their respective heirs, executors, personal representatives, successors and assigns; (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware, without regard to its conflict of laws rules; (e) may be executed in any number of counterparts, each of which shall constitute an original instrument, but all such separate counterparts shall constitute one and the same Agreement; and (f) may be executed electronically, and electronic transmissions of signed Agreements shall be regarded and accepted as if they bore original signatures.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

COMPANY:

AVISTA HEALTHCARE PUBLIC ACQUISITION CORP.

By:	/s/ David Burgstahler
Name:	David Burgstahler
Title:	President and CEO

LENDERS:

Alan Ades

Albert Erani

Dennis Erani

Glenn Nussdorf

ORGANO PFG LLC

By:
Name:
Title:

ORGANO INVESTORS LLC

By:
Name:

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

LENDERS:

/s/ Alan Ades
Alan Ades

/s/ Albert Erani
Albert Erani

/s/ Dennis Erani
Dennis Erani

/s/ Glenn Nussdorf
Glenn Nussdorf

ORGANO PFG LLC

By:	/s/ Alan Ades
Name:	Alan Ades
Title:	Member

By:	/s/ Albert Erani
Name:	Albert Erani
Title:	Member

ORGANO INVESTORS LLC

By:	/s/ Alan Ades
Name:	Alan Ades
Title:	Member

By:	/s/ Albert Erani
Name:	Albert Erani
Title:	Member

[Signature Page to Exchange Agreement]

LENDERS (continued):

DAN ROAD ASSOCIATES

By:	/s/ Alan Ades
Name:	Alan Ades
Title:	Member

By:	/s/ Albert Erani
Name:	Albert Erani
Title:	Member

65 DAN ROAD SPE, LLC

By:	/s/ Dennis Erani
Name:	Dennis Erani
Title:	Member

By:	/s/ Alan Ades
Name:	Alan Ades
Title:	Member

By:	/s/ Albert Erani
Name:	Albert Erani
Title:	Member

85 DAN ROAD ASSOCIATES

By:	/s/ Alan Ades
Name:	Alan Ades
Title:	Member

By:	/s/ Dennis Erani
Name:	Dennis Erani
Title:	Member

[Signature Page to Exchange Agreement]

275 DAN ROAD SPE, LLC

By:	/s/ Alan Ades
Name:	Alan Ades
Title:	Member

By:	/s/ Dennis Erani
Name:	Dennis Erani
Title:	Member

[Signature Page to Exchange Agreement]

Schedule A

Lender	Address	2010 Loans	Real Estate Loans	2015 Loans	2016 Loans	2018 Loans	Total Principal Amount	Total Principal Amount paid in cash	Total Principal Amount converted into Converted Shares	Converted Shares issued upon conversion
Alan Ades	c/o A&E Stores, Inc.	$3,110,070	—	$4,194,687	$6,000,000	$6,000,000	$19,304,757	$7,271,026	$12,033,731	1,710,552
	1000 Huyler Street
	Teterboro, NJ 07608
Albert Erani	c/o A&E Stores, Inc.	$990,353	—	$2,097,344	—	—	$3,087,697	—	$1,087,697	154,612
	1000 Huyler Street
	Teterboro, NJ 07608
Dennis Erani	c/o A&E Stores, Inc.	$2,279,717	—	$2,000,000	$4,000,000	—	$8,279,717	$3,565,769	$4,713,948	670,071
	1000 Huyler Street
	Teterboro, NJ 07608
Glenn Nussdorf	35 Sawgrass Drive	$3,885,841	—	$2,097,344	$7,000,000	$9,000,000	$21,983,185	$6,565,769	$17,417,416	2,475,822
	Bellport, NY 11713
Organo PFG LLC	c/o A&E Stores, Inc.	$8,799,821	—	$909,447	—	—	$9,709,268	—	$9,709,268	1,380,138
	1000 Huyler Street
	Teterboro, NJ 07608
Organo Investors LLC	c/o A&E Stores, Inc. 1000 Huyler Street Teterboro, NJ 07608	$784,287	—	—	—	—	$784,287	—	$784,287	111,484
65 Dan Road Associates	1000 Huyler Street Teterboro, NJ 07608	—	—	$97,436	—	—	$97,436	$97,436	—	—
65 Dan Road SPE, LLC	1000 Huyler Street Teterboro, NJ 07608	—	$200,000	—	—	—	$200,000	$200,000	—	—
85 Dan Road Associates	1000 Huyler Street Teterboro, NJ 07608	—	$3,900,000	—	—	—	$3,900,000	$3,900,000	—	—
275 Dan Road SPE, LLC	1000 Huyler Street Teterboro, NJ 07608	—	$400,000	—	—	—	$400,000	$400,000	—	—

Total	N/A	$19,850,089	$4,500,000	$11,396,258	$17,000,000	$15,000,000	$67,746,347	$22,000,000	$45,746,347	6,502,679

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT A

FORM OF AGREEMENT

EXHIBIT D TO

SUBSCRIPTION AGREEMENT (PIPE INVESTMENT)

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•] is made and entered into by and among Avista Healthcare Public Acquisition Corp., a Delaware corporation (“AHPAC”), Avista Acquisition Corp., a Cayman Islands exempted company (the “Sponsor”), the undersigned parties listed under Existing Holders on the signature page hereto (each such party, together with the Sponsor and any person or entity deemed an “Existing Holder” who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, an “Existing Holder” and collectively the “Existing Holders”), the undersigned parties listed under New Holders on the signature page hereto (each such party, together with any person or entity deemed an “New Holder” who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, a “New Holder” and collectively, the “New Holders”). Capitalized terms used but not otherwise defined in this Agreement shall have the meaning ascribed to such term in the Merger Agreement (as defined below).

RECITALS

WHEREAS, on October 10, 2016 (the “Original Execution Date”), AHPAC and the Existing Holders entered into that certain Registration Rights Agreement (the “Existing Registration Rights Agreement”), pursuant to which AHPAC granted the Existing Holders certain registration rights with respect to certain securities of AHPAC;

WHEREAS, AHPAC has entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of [•], 2018, by and among AHPAC, Organogenesis Inc., a Delaware corporation, and Avista Healthcare Merger Sub, Inc., a Delaware corporation;

WHEREAS, upon the closing of the transactions contemplated by the Merger Agreement and subject to the terms and conditions set forth therein, (a) the New Holders will hold shares of Class A common stock, par value $0.0001, of AHPAC (“Class A Common Stock”) and (b) the Existing Holders will hold shares of Class B common stock, par value $0.0001, of AHPAC (“Class B Common Stock”), in each case, in such amounts and subject to such terms and conditions as set forth in the Merger Agreement;

WHEREAS, pursuant to Section 5.5 of the Existing Registration Rights Agreement, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of AHPAC and the Existing Holders of a majority-in-interest of the “Registrable Securities” (as such term was defined in the Existing Registration Rights Agreement) at the time in question; and

WHEREAS, AHPAC and all of the Existing Holders desire to amend and restate the Existing Registration Rights Agreement in order to provide the Existing Holders and the New Holders certain registration rights with respect to certain securities of AHPAC, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of AHPAC, after consultation with counsel to AHPAC, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) AHPAC has a bona fide business purpose for not making such information public.

“Affiliate” shall mean, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under direct or indirect common control with, such Person. For the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings.

“Agreement” shall have the meaning given in the Preamble.

“AHPAC” shall have the meaning given in the Preamble.

“Block Trade” means an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Blackout Period” shall have the meaning given in Section 3.4.

“Board” shall mean the Board of Directors of AHPAC.

“Class A Common Stock” shall have the meaning given in the Recitals hereto.

“Class B Common Stock” shall have the meaning given in the Recitals hereto.

“Commission” shall mean the Securities and Exchange Commission.

“Demand Registration” shall have the meaning given in subsection 2.1.1.

“Demanding Holder” means, as applicable, the Holders making a written demand for the Registration of Registrable Securities pursuant to subsection 2.1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Existing Holders” shall have the meaning given in the Preamble.

“Existing Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“Family Group” shall mean, with respect to any Person, such Person, such Person’s spouse, such Person’s or his/her spouse’s mother, father, descendants, sisters, brothers, aunts, uncles, first cousin, spouses of such Person’s descendants, sisters, brothers, aunts, uncles, first cousin and any trust, foundation or other legal entity controlled by such Person or any of such Person’s spouse or descendants, sisters, brothers, aunts, uncles, first cousin, and estate planning (or similar) vehicles for the benefit of any of the foregoing Persons. Family Group members include Persons who are such by birth or adoption.

“Form S-1” shall mean any Form S-1 or any similar long-form registration statement that may be available at such time.

“Form S-3” shall have the meaning given in Section 2.3.

“Founder Lock-up Period” shall mean, with respect to the Founder Stock held by the Existing Holders or their Permitted Transferees, the period ending on the earlier of (a) one year after the date hereof, (b) the first date the closing price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for share splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the date hereof and (c) the date on which AHPAC completes a liquidation, merger, stock exchange, reorganization or other similar transaction which results in all of AHPAC’s stockholders having the right to exchange their Class A Common Stock for cash, securities or other property.

“Founder Stock ” shall mean all shares of Class B Common Stock that are issued and outstanding as of the date hereof and all shares of Class A Common Stock issued upon conversion thereof.

“Holders” means the PIPE Holders, the Existing Holders, the New Holders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2.

“Lender Holders” shall mean the New Holders, solely in respect of the Registrable Securities received by them pursuant to that certain Exchange Agreement, dated on or around the date hereof, by and among AHPAC and the lenders listed in Schedule A thereof.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus in the light of the circumstances under which they were made) not misleading.

“New Holders” shall have the meaning given in the Preamble.

“New Holder Lock-Up Period” shall mean, with respect to the Restricted Shares that are held by the New Holders or their Permitted Transferees, the period ending six (6) months after the date hereof.

“Original Execution Date” shall have the meaning given in the Recitals hereto.

“Permitted Transferees” shall mean a person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the Founder Lock-up Period or New Holder Lock-Up Period, as applicable, in accordance with this Agreement and any other agreement between AHPAC and such Holder.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“PIPE Holders” shall mean Avista Capital Partners IV, L.P., a Delaware limited partnership and Avista Capital Partners IV (Offshore), L.P., a limited partnership formed under the laws of the Bermuda.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the shares of Class A Common Stock issued upon the conversion of Class B Common Stock, (b) any outstanding shares of Class A Common Stock or any other equity security of AHPAC held by an Existing Holder as of the date of this Agreement (including the shares of Class A Common Stock issued or issuable upon the exercise of any such other equity security), (c) any equity securities of AHPAC issuable upon conversion of any working capital loans in an amount up to $1,500,000 made to AHPAC by an Existing Holder (including the shares of Class A Common Stock issued or issuable upon the exercise of any such equity security), (d) any outstanding shares of Class A Common Stock or any other equity security of AHPAC held by a New Holder or a PIPE Holder as of the date of this Agreement (including the shares of Class A Common Stock issued or issuable upon the exercise of any such other equity security), and (e) any other equity security of AHPAC issued or issuable with respect to any shares of Class A Common Stock described in the foregoing clauses (a) through (e) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by AHPAC and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated by the Commission) (but with no volume or other restrictions or limitations); or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration, listing and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the shares of Class A Common Stock are then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses (including the cost of distributing prospectuses in preliminary and final form as well as any supplements thereto);

(D) reasonable fees and disbursements of counsel for AHPAC;

(E) reasonable fees and disbursements of all independent registered public accountants of AHPAC (including any fees and expenses arising from any special audits or “comfort letters”) and any other Persons retained by AHPAC in connection with or incident to any registration of Registrable Securities pursuant to this Agreement;

(F) reasonable fees and expenses of one (1) legal counsel selected by either (i) the majority-in-interest of the Demanding Holders (and any local or foreign counsel) initiating a Demand Registration or Shelf Underwritten Offering (including, without limitation, a Block Trade), or (ii) a of a majority-in-interest of participating Holders under Section 2.3 if the Registration was initiated by the Company for its own account or that of a Company stockholder other than pursuant to rights under this Agreement, in each case to be registered for offer and sale in the applicable Registration.

(G) all transfer agent’s and registrar’s fees;

(H) customary fees and expenses incurred in connection with any “road show” for underwritten offerings; and

(I) customary fees and expenses of underwriters (other than Selling Expenses) customarily paid by the issuers of securities.

“Registration Rights” shall have the meaning given in Section 5.6.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Restricted Shares” shall have the meaning given in Section 3.6.

“Requesting Holder” shall have the meaning given in subsection 2.1.1.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Sponsor” shall have the meaning given in the Recitals hereto.

“Suspension Period” shall have the meaning given in Section 3.4.

“Transfer” shall have the meaning given in Section 3.6.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean a Registration in which securities of AHPAC are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

ARTICLE II

REGISTRATIONS

2.1 Demand Registration.

2.1.1 Request for Registration. Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, (a) the Existing Holders of at least a majority-in-interest of the then-outstanding number of Registrable Securities held by the Existing Holders, (b) the New Holders of at least a majority-in-interest of the then-outstanding number of Registrable Securities held by the New Holders or (c) the PIPE Holders of at least a majority-in-interest of the then-outstanding number of Registrable Securities held by the PIPE Holders (the “Demanding Holders”), in each case, may make a written demand for Registration of all or a part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). AHPAC shall, within ten (10) days of AHPAC’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify AHPAC, in writing, within five (5) days after the receipt by the Holder of the notice from AHPAC. Upon receipt by AHPAC of any such written notification from a Requesting Holder(s) to AHPAC, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and AHPAC shall effect, as soon thereafter as practicable, but not more than forty five (45) days immediately after AHPAC’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration. Under no circumstances shall AHPAC be obligated to effect more than (x) an aggregate of three (3) Registrations pursuant to a Demand Registration by the Existing Holders under this subsection 2.1.1 with respect to any or all Registrable Securities held by such Existing Holders, (y) an aggregate of three (3) Registrations pursuant to a Demand Registration by the PIPE Holders under this subsection 2.1.1 with respect to any or all Registrable Securities held by such PIPE Holders and (z) an aggregate of three (3) Registrations pursuant to a Demand Registration by the New Holders under this subsection 2.1.1 with respect to any or all Registrable Securities held by such New Holders. Notwithstanding the foregoing, AHPAC shall not be required to give effect to a Demand Registration from a Demanding Holder if AHPAC has registered Registrable Securities pursuant to a Demand Registration from such Demanding Holder in the preceding one-hundred and fifty (150) days.

2.1.2 Effective Registration. Notwithstanding the provisions of subsection 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) AHPAC has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify AHPAC in writing, but in no event later than five (5) days, of such election; provided, further, that AHPAC shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.1.3 Underwritten Offering. Subject to the provisions of subsection 2.1.5 and Section 2.4 hereof, if a majority-in-interest of the Demanding Holders so advise AHPAC as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering (including a Block Trade), then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest of the Demanding Holders initiating the Demand Registration.

2.1.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Offering pursuant to a Demand Registration, in good faith, advises AHPAC, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Class A Common Stock or other equity securities that AHPAC desires to sell and the shares of Class A Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in such Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then AHPAC shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the PIPE Holders and the Lender Holders that are Demanding Holders or Requesting Holders (in each case pro rata based on the respective number of Registrable Securities that such Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that such Demanding Holders and Requesting Holders have requested be included in such Underwritten Offering (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of the Existing Holders and the other New Holders that are Demanding Holders or Requesting Holders (Pro Rata) without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of any other Holders (Pro Rata) without exceeding the Maximum Number of Securities; (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under clauses (i) to (iii), shares of Class A Common Stock or other equity securities that AHPAC desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (v) fifth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) to (iv), the shares of Class A Common Stock or other equity securities of other persons or entities that AHPAC is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.5 Demand Registration Withdrawal. Any of the Demanding Holders initiating a Demand Registration or any of the Requesting Holders (if any), pursuant to a Registration under subsection 2.1.1 shall have the right to withdraw from a Registration pursuant to such Demand Registration pursuant to subsection 2.1.1 for any or no reason whatsoever upon written notification to AHPAC and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration prior to (x) in the case of a Demand Registration not involving any Underwritten Offering, the effectiveness of the applicable Registration Statement or (y) in the case of any Demand Registration involving an Underwritten Offering, prior to the pricing of such Underwritten Offering; provided, however, that upon withdrawal by a majority-in-interest of the Demanding Holders initiating a Demand Registration, AHPAC shall cease all efforts to secure effectiveness of the applicable Registration Statement or complete the Underwritten Offering, as applicable. Notwithstanding anything to the contrary in this Agreement, AHPAC shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.1.5.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. If AHPAC proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of AHPAC (or by AHPAC and by the stockholders of AHPAC including, without limitation, pursuant to Section 2.1 hereof), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to AHPAC’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of AHPAC or (iv) for a dividend reinvestment plan, then AHPAC shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). AHPAC shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of AHPAC included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by AHPAC.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises AHPAC and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the shares of Class A Common Stock that AHPAC desires to sell, taken together with (i) the shares of Class A Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant Section 2.2 hereof, and (iii) the shares of Class A Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of AHPAC, exceeds the Maximum Number of Securities, then:

(a) If the Registration is undertaken for AHPAC’s account, AHPAC shall include in any such Registration (i) first, the shares of Class A Common Stock or other equity securities that AHPAC desires to sell, which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of the PIPE Holders and the Lender Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, pro rata, based on the respective number of Registrable Securities that each PIPE Holder or Lender Holder has requested to be included in such Piggyback Registration and the aggregate number of Registrable Securities that the PIPE Holders and Lender Holders have requested be included in such Piggyback Registration, which can be sold without exceeding the Maximum Number of Securities, (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of the other Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, pro rata, based on the respective number of Registrable Securities that each Holder has requested to be included in such Piggyback Registration and the aggregate number of Registrable Securities that the Holders have requested be included in such Piggyback Registration, which can be sold without exceeding the Maximum Number of Securities, and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) to (iii), the shares of Class A Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of AHPAC, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Registration is pursuant to a request by Holders of Registrable Securities, then AHPAC shall include in any such Registration (i) first, the Registrable Securities of the PIPE Holders and the Lender Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof (Pro Rata) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of the Existing Holders and the other New Holders (Pro Rata) without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of any other Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof (Pro Rata) without exceeding the Maximum Number of Securities; (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under clauses (i) to (iii), shares of Class A Common Stock or other equity securities that AHPAC desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (v) fifth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) to (iv), the shares of Class A Common Stock or other equity securities of other persons or entities that AHPAC is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons exercising such rights and that can be sold without exceeding the Maximum Number of Securities.

(c) If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then AHPAC shall include in any such Registration (i) first, the shares of Class A Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (ii) second, the Registrable Securities of the PIPE Holders and the Lender Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof (Pro Rata) that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) or (ii), the Registrable Securities of the Existing Holders and the other New Holders (Pro Rata) without exceeding the Maximum Number of Securities; (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) to (iii), the Registrable Securities of any other Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof (Pro Rata) without exceeding the Maximum Number of Securities; (v) fifth, to the extent that the Maximum Number of Securities has not been reached under clauses (i) to (iv), shares of Class A Common Stock or other equity securities that AHPAC desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (vi) sixth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) to (v), the shares of Class A Common Stock or other equity securities of other persons or entities that AHPAC is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons exercising such rights and that can be sold without exceeding the Maximum Number of Securities.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to AHPAC and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to (x) in the case of a Piggyback Registration not involving an Underwritten Offering, prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or (y) in the case of any Piggyback Registration involving an Underwritten Offering, prior to the pricing of such Underwritten Offering. AHPAC (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, AHPAC shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under subsection 2.1.1 hereof.

2.3 Registrations on Form S-3. The Holders of Registrable Securities may at any time, and from time to time, request in writing that AHPAC, pursuant to Rule 415 under the Securities Act (or any successor rule promulgated thereafter by the Commission), register the resale of any or all of their Registrable Securities on Form S-3 or any similar short-form registration statement that may be available at such time (“Form S-3”). Within five (5) days of AHPAC’s receipt of a written request from a Holder or Holders of Registrable Securities for a Registration on Form

S-3, AHPAC shall promptly give written notice of the proposed Registration on Form S-3 to all other Holders of Registrable Securities, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Registration on Form S-3 shall so notify AHPAC, in writing, within ten (10) days after the receipt by the Holder of the notice from AHPAC. As soon as practicable thereafter, but not more than twelve (12) days after AHPAC’s initial receipt of such written request for a Registration on Form S-3, AHPAC shall register all or such portion of such Holder’s Registrable Securities as are specified in such written request, together with all or such portion of Registrable Securities of any other Holder or Holders joining in such request as are specified in the written notification given by such Holder or Holders; provided, however, that AHPAC shall not be obligated to effect any such Registration pursuant to Section 2.3 hereof if (i) a Form S-3 is not available for such offering; or (ii) the Holders of Registrable Securities, together with the Holders of any other equity securities of AHPAC entitled to inclusion in such Registration, propose to sell the Registrable Securities and such other equity securities (if any) at any aggregate price to the public of less than $5,000,000. The Holders agree that in any Underwritten Offering under such Form S-3 in which the number of Registrable Securities that the Holders have requested to sell exceeds the Maximum Number of Securities, then the Registrable Securities of such Holders to be included in such Underwritten Offering shall be determined in accordance with Section 2.1.4.

2.4 Restrictions on Registration Rights. If (A) during the period starting with the date sixty (60) days prior to AHPAC’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, an AHPAC initiated Registration and provided that AHPAC has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.1.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested an Underwritten Offering and AHPAC and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be seriously detrimental to AHPAC and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case AHPAC shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to AHPAC for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, AHPAC shall have the right to defer such filing for a period of not more than thirty (30) days; provided, however, that AHPAC shall not defer its obligation in this manner more than once in any 12-month period; provided, further, however, that in such event, the Demanding Holders will be entitled to withdraw their request for a Demand Registration and, if such request is withdrawn, such Demand Registration will not count as a Demand Registration, and AHPAC will pay all registration expenses in connection with such withdrawn Registration.

2.5 Underwritten Shelf Offerings and Block Trades. Notwithstanding any other provision of this Article II, but subject to Sections 2.4 and 3.4, a Holder has a right to elect to sell its Registrable Securities in an underwritten shelf offering or a Block Trade (a “Shelf Underwriting”) at a time when, and pursuant to, a Form S-3 covering the applicable Registrable Securities is effective or AHPAC is eligible to file a Form S-3 with immediate effectiveness. Notwithstanding any other time periods in this Article II, a demanding Holder shall provide written notice (a “Shelf Underwriting Request”) of its election to sell such Holder’s Registrable Securities to AHPAC specifying (i) the proposed date of the commencement of the Shelf Underwriting, which date shall be at least ten (10) business days after the date of such Shelf Underwriting Notice, and (ii) the number of such Holder’s Registrable Securities to be included in such Shelf Underwriting. AHPAC shall give written notice (a “Shelf Underwriting Notice”) to the other Holders as promptly as practicable, but no later than two (2) business days after receipt of the Shelf Underwriting Request. The Company shall include in such Shelf Underwriting (i) the number of Registrable Securities requested to be included in such Shelf Underwriting by the demanding Holder and (ii) the number of shares of Registrable Securities of any other Holders who shall have made a written request to AHPAC within five (5) business days of receipt of the Shelf Underwriting Notice to include their Registrable Securities in such Shelf Underwriting (which request shall have specified the maximum number of Registrable Securities intended to be sold by such requesting Holder in such Shelf Underwriting); provided, however, that the Holders agree that in any Shelf Underwriting in which the number of Registrable Securities that the Holders have requested to sell exceeds the Maximum Number of Securities, then the Registrable Securities of such Holders to be included in such Shelf Underwriting shall be determined in accordance with the cut back provisions set forth in Section 2.1.4. Notwithstanding any other provision of this Article II, but subject to Sections 2.4 and 3.4, as expeditiously as possible, AHPAC shall use its reasonable best efforts to facilitate such Shelf Underwriting on the requested date. The Holders shall use reasonable best efforts to work with AHPAC and the Underwriters in order to facilitate preparation of the Registration Statement, Prospectus and other offering documentation related to the Shelf Underwriting and any related due diligence and comfort procedures.

ARTICLE III

AHPAC PROCEDURES

3.1 General Procedures. If AHPAC is required to effect the Registration of Registrable Securities, AHPAC shall use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto AHPAC shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by AHPAC or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and to such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the one legal counsel for such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders (and in each case shall consider in good-faith any comments provided by such persons);

3.1.4 prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of AHPAC and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that AHPAC shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by AHPAC are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of comments by the Commission, any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus;

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10 permit a representative of the Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement and each such Prospectus included therein or filed with the Commission, Commission, and each amendment or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business, finances and accounts of AHPAC and its subsidiaries with its officers, directors and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders’ and such underwriters’ respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act, and will and cause AHPAC’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters if requested by AHPAC enter into a confidentiality agreement, in form and substance reasonably satisfactory to AHPAC, prior to the release or disclosure of any such information;

3.1.11 obtain a “cold comfort” letter from AHPAC’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12 if such offering is an Underwritten Offering of Registrable Securities, use its reasonable best efforts to provide to the Underwriters legal opinions and negative assurance letters of AHPAC’s outside counsel, addressed to the underwriters in form, substance and scope reasonably satisfactory to such Underwriters covering such matters of the type customarily covered by legal opinions and negative assurance letters of such nature and other matters as may be reasonably requested by such Underwriters;

3.1.13 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of AHPAC’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations thereunder, including Rule 158 thereunder (or any successor rule promulgated by the Commission);

3.1.15 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $25,000,000, use its reasonable efforts to make available senior executives of AHPAC to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by AHPAC. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts and brokerage fees, and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Underwritten Offerings.

3.3.1 No person may participate in any Underwritten Offering for equity securities of AHPAC pursuant to a Registration initiated by AHPAC hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by AHPAC and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.3.2 Holders participating in an Underwritten Offering may, at their option, require that any or all of the representations and warranties by AHPAC to and for the benefit of the Underwriters shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such Underwriters shall also be made to and for the benefit of such Holders; provided, however, that AHPAC shall not be required to make any representations or warranties with respect to written information specifically provided by a Holder in writing for inclusion in the Registration Statement.

3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from AHPAC that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that AHPAC hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by AHPAC that the use of the Prospectus may be resumed (any such period, a “Suspension Period”). If the filing, initial effectiveness or continued use of a (including in connection with any Underwritten Offering) Registration Statement in respect of any Registration at any time would require AHPAC to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to AHPAC for reasons beyond AHPAC’s control, AHPAC may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of (including in connection with any Underwritten Offering), such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by AHPAC to be necessary for such purpose (any such period, a “Blackout Period”) and in no event shall (i) AHPAC deliver notice of a Blackout Period to the Holders more than two times in any calendar year (or more than once in a six month period) or (ii) Blackout Periods be in effect for an aggregate of forty-five (45) days or more in any calendar year. In the event AHPAC exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. AHPAC shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, AHPAC, at all times while it shall be a reporting company under the Exchange Act, covenants to use commercially reasonable efforts to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by AHPAC after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings (the delivery of which will be satisfied by AHPAC’s filing of such reports on the Commission’s EDGAR system). AHPAC further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Class A Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated by the Commission), including providing customary legal opinions to AHPAC’s transfer agent with respect thereto. Upon the request of any Holder, AHPAC shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

3.6 Transfer Restrictions.

3.6.1 During the New Holder Lock-Up Period, no New Holder shall offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of or distribute (“Transfer”) any shares of Class A Common Stock or any other options or warrants to purchase any shares of Class A Common Stock or any securities convertible into, exercisable for, exchangeable for or that represent the right to receive shares of Class A Common Stock, whether now owned or hereinafter acquired, that is owned directly by such New Holder (including securities held as a custodian) or with respect to which such New Holder has beneficial ownership within the rules and regulations of the Commission other than Registrable Securities issued to the Lender Holders pursuant to that certain Exchange Agreement, dated on or about the date hereof, by and among AHPAC and the Lender Holders (collectively, the “Restricted Shares”). The foregoing restriction is expressly agreed to preclude each New Holder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Restricted Shares even if such Restricted Shares would be disposed of by someone other than such New Holder. Such prohibited hedging or other transactions include any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to any of the Restricted Shares of the applicable New Holder or with respect to any security that includes, relates to, or derives any significant part of its value from such Restricted Shares.

3.6.2 Each New Holder hereby represents and warrants that it now has, and, except as contemplated by this subsection 3.6.2, for the duration of the New Holder Lock-Up Period, will have, good and marketable title to its Restricted Shares, free and clear of all liens, encumbrances, and claims that could impact the ability of such New Holder to comply with the foregoing restrictions. Each New Holder agrees and consents to the entry of stop transfer instructions with AHPAC’s transfer agent and registrar against the transfer of any Restricted Shares during the New Holder Lock-Up Period, except in compliance with the foregoing restrictions.

3.6.3 Notwithstanding anything to the contrary set forth herein, a Holder may Transfer Restricted Shares or Founder Stock prior to the expiration of the applicable lock-up period to (a) an Affiliate of such Holder or, in the case of a Holder who is a natural person, such Holder’s Family Group, (b) in the case of an entity, to its direct or indirect beneficial owners in accordance with their pro rata ownership share in such entity, (c) any other Holder or an Affiliate of any other Holder, or (d) such other Person upon the prior written consent of AHPAC; provided that, in each case, it shall be a condition to any such Transfer, that the transferee execute and deliver a joinder to this Agreement in a form reasonably satisfactory to AHPAC whereby such transferee shall agree to be bound by the terms of this Agreement and shall thereupon be deemed an Existing Holder or New Holder hereunder, as applicable.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 AHPAC agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, their affiliates and their respective officers, directors, employees and partners and each person who is a “controlling person” such Holder (within the meaning of the Securities Act) against, and pay and reimburse such persons for all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to AHPAC by such Holder expressly for use therein and AHPAC will pay and reimburse any Holder and each such affiliate, director, officer, employee, partner and controlling person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding. AHPAC shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder or as is reasonable and customary in an underwritten offering.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to AHPAC in writing such information and affidavits as AHPAC reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify AHPAC, its directors and officers and agents and each person who controls AHPAC (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of AHPAC.

4.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement unless (i) such settlement is to be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) (ii) such settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation and (iii) such settlement does not include an admission of fault by such indemnified party.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. AHPAC and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event AHPAC’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail, telecopy, telegram or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail, telecopy, telegram or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to AHPAC to: 65 East 55th St., 18th Floor, New York, NY 10022 or by facsimile at (212) 593-6901, and, if to any Holder, at such Holder’s address or facsimile number as set forth in AHPAC’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of AHPAC hereunder may not be assigned or delegated by AHPAC in whole or in part.

5.2.2 Prior to the expiration of the Founder Lock-up Period or the New Holder Lock-Up Period, as the case may be, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, in violation of the applicable lock-up period, except in connection with a transfer of Registrable Securities by such Holder to another Holder or a Permitted Transferee but only if such Permitted Transferee agrees to become bound by the transfer restrictions set forth in this Agreement.

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate AHPAC unless and until AHPAC shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to AHPAC, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE CITY OF NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING.

5.5 Amendments and Modifications. Upon the written consent of (i) AHPAC and (ii) Holders of at least a majority-in-interest of the Registrable Securities held by the Holders at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects either the Existing Holders as a group or the New Holders as group, respectively, in a manner that is materially adversely different from Existing Holders or New Holders, as applicable shall require the consent of at least a majority-in-interest of the Registrable Securities held by such Existing Holders, or a majority-in-interest of the Registerable Securities held by such New Holders, as applicable, at the time in question so affected, provided, further, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of AHPAC, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or AHPAC and any other party hereto or any failure or delay on the part of a Holder or AHPAC in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or AHPAC. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party. Notwithstanding anything to the contrary in this Agreement, the Board may grant, in its sole discretion, one or more waivers to any Holder from the restrictions on transfer during the Founder Lock-up Period or New Holder Lock-up Period, as applicable, in order to assist AHPAC in meeting NASDAQ listing requirements.

5.6 Other Registration Rights. AHPAC represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require AHPAC to register any securities of AHPAC for sale or to include such securities of AHPAC in any Registration filed by AHPAC for the sale of securities for its own account or for the account of any other person (collectively, “Registration Rights”). Further, AHPAC represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail. AHPAC agrees that it will not enter into, any agreement with respect to its securities that includes Registration Rights that are more favorable than the rights granted under this Agreement or that violates or is otherwise inconsistent with the rights granted to the Holders of Registrable Securities under this Agreement without the written consent of a majority-in-interest of the Registrable Securities held by the Holders at the time in question. For the term of this Agreement, AHPAC shall not grant to any Person the right to require AHPAC to register any equity securities of AHPAC, or any securities convertible or exchangeable into or exercisable for such securities, without written consent of the majority-in-interest of the Holders, unless such rights are explicitly made subordinate to all rights granted hereunder.

5.7 Term. This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement or (ii) the date as of which (A) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder) or (B) the Holders of all Registrable Securities are permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale. The provisions of Section 3.5 and Article IV shall survive any termination.

5.8 Interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The word “herein” and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless expressly indicated otherwise in this Agreement, all references in this Agreement to “the date hereof” or “the date of this Agreement” shall refer to [•] and shall not be deemed to refer to the Original Execution Date.

5.9 Listing. AHPAC agrees to use commercially reasonable efforts to cause the Class A Common Stock to continue to be listed on the NASDAQ Stock Market or another national securities exchange

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

AHPAC:

AVISTA HEALTHCARE PUBLIC ACQUISITION CORP

By:
Name:
Title:

EXISTING HOLDERS:

AVISTA ACQUISITION CORP

By:
Name:
Title:

HÅKAN BJÖRKLUND:

By:
Name: Håkan Björklund

CHARLES HARWOOD

By:
Name: Charles Harwood

BRIAN MARKISON

By:
Name: Brian Markison

ROBERT O’NEIL

By:
Name: Robert O’Neil

[Signature Page to Registration Rights Agreement]

NEW HOLDERS:

[NEW HOLDER]

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]